PARTICIPATION AGREEMENT
                                     between



                                  GOM SHELF LLC
                            BY APACHE CORPORATION AS
                                 MANAGING MEMBER

                                       and


                                RIDGEWOOD ENERGY
                                   CORPORATION



                          SALTAMONTES PROFUNDO PROSPECT
                            OCS-G 00839, 01497, 01498

                      BLOCKS 94, 95 and 96, West Delta Area




                                 GULF OF MEXICO

Participation Agreement dated March 28, 2005
Between GOM Shelf LLC and Ridgewood Energy Corporation
Page 2


                             PARTICIPATION AGREEMENT
                  SALTAMONTES PROFUNDO PROSPECT BLOCKS 94, 95,
                               96, WEST DELTA AREA
                                 GULF OF MEXICO


This Participation Agreement ("Agreement") is made and entered into effective as of the 28th day of March, 2005 (the "Effective Date"), by and between GOM Shelf LLC BY APACHE CORPORATION AS MANAGING MEMBER ("GOM"), a Delaware corporation, and Ridgewood Energy Corporation ("Ridgewood"), a Delaware corporation sometimes hereinafter referred to collectively as the "Parties" and individually as "Party."


                                   WITNESSETH:

WHEREAS, the Parties have entered into the Ridgewood/GOM Deep Shelf Initiative (the "Initiative") dated March 24, 2005, that provides, among other things, for the execution of this Agreement in the event Ridgewood elects to participate in a Prospect, as hereinafter defined, presented by GOM pursuant to such Initiative; and

WHEREAS, GOM is the owner of a portion of Federal Leases OCS-G 00839, OCS-G 01497, and OCS-G 01498, covering all of Blocks 94, 95 and 96, West Delta Area, OCS Leasing Map No. 8, containing approximately 13,665.07 acres and further limited to cover that area described on Exhibit "A" and outlined in red on the plat attached hereto as Exhibit "A-1" containing approximately 7,134 acres, more or less ("the Lease"); and

WHEREAS, the Parties believe the Prospect, as hereinafter defined and known as the Saltamontes Profundo Prospect, is wholly contained within the Lease; and

WHEREAS, Ridgewood has elected pursuant to the Initiative and subject to the terms and conditions contained herein to acquire a portion of the Lease from GOM covering the Prospect Area, as hereinafter defined and described on Exhibit "A" hereto and thereafter participate in certain operations on the Prospect Area, as hereinafter defined, and assume all rights, duties, interests and obligations arising thereunder.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Parties agree as follows:

Participation Agreement dated March 28, 2005
Between GOM Shelf' LLC and Ridgewood Energy Corporation
Page 3

                                    ARTICLE 1
                                   Definitions

Affiliate means a legal entity which Controls, or is Controlled by, or which is Controlled by an entity which Controls, a Party.

Casing Point means that point in time after the contract depth has been reached in drilling the Initial Well, as hereinafter defined, said well has been fully evaluated by the running of such logs and conducting such other open-hole evaluation as the Parties hereto may deem appropriate, and after the results of said logs and open-hole evaluation are known and delivered to the Parties hereto, and a decision is made to attempt to complete or deepen the Initial Well or to plug and abandon the well. However, should the decision be to plug and abandon the well, it shall be deemed not to have reached "Casing Point" until all operations are complete with respect to the plugging and abandoning of the Initial Well.

Control means the ownership directly or indirectly of fifty percent (50%) or more of the voting rights in a legal entity. "Controls", "Controlled by" and other derivatives shall be construed accordingly.

Authorization for Expenditure (AFE) means an authorization to expend funds that estimates costs to be incurred for an Operation pursuant to the Operating Agreement as referenced herein.

Conditions Precedent has the meaning ascribed to it in Article 3.

Evaluation Data means geological or geophysical data and other data and information relating to a Prospect including, without limitation, all relevant geological and geophysical interpretations and information, including reports, interpretations, models and maps and all specialty processing and analysis of seismic data and may also include commercial, contractual and financial information.

Force Majeure means an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, or other act of nature, explosion, governmental action or restraint, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, that is not reasonably within the control of the Party claiming suspension. It is, however, expressly agreed that promptness of performance is of the essence under this Agreement and that every reasonable effort will be made by the Parties to avoid delay or suspension of any work or acts to be performed under this Agreement. The requirement that the Force Majeure be remedied with all reasonable dispatch shall not require a Party to settle strikes or other labor difficulties.

Initiative has the meaning ascribed to it in the Preamble.

Participation Agreement dated March 28, 2005
Between GOM Shelf' LLC and Ridgewood Energy Corporation
Page 4

Lease means an instrument issued by the United States of America by the Regional Director, Gulf of Mexico OCS Region, Minerals Management Service ("MMS"), granting certain rights including but not limited to rights to explore for and produce Crude Oil and Natural Gas, as defined in the Initiative.

Net Revenue Interest means the, Working Interest, less applicable burdens, proportionately reduced.


Operating Agreement has the meaning ascribed to it in Article 5.

Objective Depth has the meaning ascribed to it in Article 6,

Preferential Right to Purchase means obligations with respect to a Lease or its related agreements that exist at the Effective Date and that may include requirements to satisfy obligations, including, but not limited to, the obligation to offer the terms and provisions of this Agreement or the Initiative to a third party holding contractual rights applicable to a Lease,

Prospect means, in general, a geologic structural, stratigraphic trap or combination thereof that is believed to have the potential for accumulations of hydrocarbons, as defined in the Initiative, in commercial quantities and that lies at a depth greater than or equal to fifteen thousand feet (15,000) subsea and whose associated Lease may obtain royalty relief pursuant to 30 CFR 203 as amended or a similar royalty relief provision contained in the Lease itself. Prospect means, specifically as it relates to this Agreement, the Saltamontes Profundo aspect.

Prospect Area means the geographic area encompassing the Prospect and any depth limitation applicable thereto, as fully described on Exhibit "A" hereto, and which shall be identified by legal description appropriate for recording purposes with the MMS.

Working Interest means the undivided interest of a Party, expressed as a percentage of the total interests of all Parties, in the rights and obligations derived from this Agreement and also means the undivided interest of a party, expressed as a percentage of the total interests of all Parties, in the rights and obligations in and to a Lease.


                                    ARTICLE 2
                       Assignment and Assumption of Rights

2.1 In exchange for the consideration stated herein, (SOM. hereby agrees to assign and transfer to Ridgewood, concurrent with the execution of this Agreement, and Ridgewood hereby agrees to accept, an assignment of an undivided fifty three and one-third percent (53,33333%) of

Participation Agreement dated March 28, 2005
Between GOM Shelf LLC and Ridgewood Energy Corporation
Page 5

GOM's undivided thirty seven and one-half percent (37.50000%) Working Interest in the Lease insofar as it encompasses the Prospect Area, being a net undivided Working Interest of twenty percent (20.00000%), with a corresponding Net Revenue Interest of sixteen and two-thirds percent (16.66667%).

2.2 The Parties shall execute and deliver an assignment evidencing the above in the form attached as Exhibit "F" to the Initiative. Following such assignment, the net Working Interests in the Lease or portion thereof shall be:

       GOM:                                                     17.50%

       Ridgewood:                                               20.00%

       BP America Production Company:                           37.50%

       Chevron/Texaco Exploration & Production, Inc:            25.00%

                      Total                                    100.00%


                                    ARTICLE 3
                       Conditions Precedent to Assignment

3.1 The validity of the assignment hereunder is subject to the satisfaction or waiver of each of the following conditions, collectively called "Conditions Precedent", that:

     A. GOM obtains a waiver or other evidence in writing of the expiration or non exercise of any Preferential Right to Purchase;

     B. The Parties obtain any necessary approvals from the U.S. Government or any appropriate division thereof to the assignment in writing, the cost of which shall be borne by Ridgewood; and

     C. The Parties obtain any other required third party consents for the transfer of the Working Interest proposed to be transferred hereunder in writing.

3.2 As soon as is reasonably practicable after execution of this Agreement, each Party shall use commercially reasonable efforts to execute all documents, and do and procure to be done all such acts and things as are reasonably within its power to attempt to secure required consents or waivers in an effort to satisfy the Conditions Precedent. Notwithstanding the above, in the event such Conditions Precedent are not satisfied despite the Parties' commercial reasonable efforts to overcome the same, then this Agreement shall terminate and neither Party shall have any further obligation to the other Party with respect to this Agreement.

Participation Agreement dated March 28, 2005
Between GOM Shelf LLC and Ridgewood Energy Corporation
Page 6

                             ARTICLE 4 Consideration

4.1 In consideration for receiving the assignment of Working Interest hereunder, Ridgewood agrees to pay one hundred sixty percent (160%) of its Working Interest share of all costs and expenses associated with the drilling of the Initial Well on the Saltamontes Profundo Prospect, up to Casing Point, including plugging and abandonment costs in the event a completion attempt is not made in the Initial Well.

4.2 Notwithstanding anything to the contrary herein, if costs associated with the drilling of the Initial Well reach one hundred twenty percent (120%) of the AFE gross dry hole cost, then Ridgewood shall thereafter bear only its Working Interest share of remaining costs for the Initial Well as detailed in the AFE attached hereto as Exhibit "B".


                                    ARTICLE 5
                               Operating Agreement

5.1 Subject to Article 5.2 below, concurrent with the execution of this Agreement, the Parties shall execute an offshore operating agreement in substantially the same form attached as Exhibit "C" to the Initiative ("Operating Agreement") and which shall name GOM as operator. All operations conducted pursuant to this Agreement shall be governed by the terms and provisions of said Operating Agreement.

5.2 In the event there is an operating agreement in effect covering the Prospect Area on the Effective Date, Ridgewood hereby ratifies, confirms, and accepts the terms of such existing operating agreement and assumes the obligations thereto with respect to the Working Interest assigned to Ridgewood and agrees to abide by the terms of such operating agreement to the extent of its Working Interest insofar and only insofar as said operating agreement is applicable to the Prospect Area.


                                    ARTICLE 6
                                  Initial Well

6.1 The "Initial Well" will be drilled from a surface location of X= 2,481,386 and Y= 92,725 to a bottomhole location of X=2,481,386 and Y= 90,916, to a depth sufficient to test the PD Sand Amplitude or to a depth of 18,350 feet MD and 17,900 feet TVD, whichever is lesser ("Objective Depth"), in accordance with the AFE attached hereto as Exhibit "B".

6.2 Subject to permitting, rig availability and events of Force Majeure, GOM shall use all commercially reasonable efforts to commence operations on the Initial Well within one hundred fifty (150) days of the Effective Date hereof.

Participation Agreement dated March 28, 2005
Between GOM Shelf LLC and Ridgewood Energy Corporation
Page 7


6.3 In the event operations for the Initial Well are not commenced by GOM or other third party, if GOM is not the operator, within one hundred fifty (150) days of the Effective Date hereof, other than for reasons attributable to permitting, rig availability, or Force Majeure, then Ridgewood may, within thirty (30) days following such one hundred fifty (150) day period, elect to terminate this Agreement and Ridgewood hereby agrees, in the event of such termination, to reassign to GOM the Working Interest assigned to Ridgewood pursuant to this Agreement; provided, however, such assignment to GOM shall be in substantially the same form of assignment as GOM's assignment to Ridgewood and the Working Interest reassigned to GOM shall be free and clear of all liens, claims, encumbrances and burdens created by, through or under Ridgewood.

6.4 In the event operations for the Initial Well are not commenced within three hundred (300) days of the Effective Date hereof, other than for reasons attributable to permitting, rig availability, or Force Majure, and the Agreement has not been terminated per Article 6.3 above, then GOM, at its sole discretion, may request a reassignment of the Working Interest assigned to Ridgewood pursuant to this Agreement and Ridgewood hereby agrees under such circumstances to promptly execute such reassignment. Such assignment to GOM shall be in substantially the same form of assignment as GOM's assignment to Ridgewood and the Working Interest reassigned to GOM shall be free and clear of all liens, claims, encumbrances and burdens created by, through or under Ridgewood.

6.5 GOM shall provide Ridgewood with copies of all well information from the Initial Well and any other well as indicated and required under the Operating Agreement or any operating agreement in existence and covering the Prospect which Ridgewood becomes a Party to in accordance with Article 5.2.

6.6 In the event the Initial Well does not reach the Objective Depth because of mechanical difficulties or Gulf Coast Conditions (i.e. rock salt, heaving shale, excessive water flow, depleted sands, excessive pressure, base or other impenetrable matter) which prevent the operator from drilling the Initial Well to Objective Depth, the Parties hereto may cause the drilling of a substitute well on or before the earlier of the date occurring (a) one hundred twenty (120) days after the release of the drilling rig for the Initial Well or (b) after the lapse of a one hundred twenty (120) day period without the drilling of any additional footage in the Initial Well (or plugging back in the case of a proposed sidetrack). As between the Parties hereto, any substitute well shall require the concurrence of one (1) or more of said Parties with at least fifty percent (50%) Working Interest, proportionately reduced, and shall be drilled to target the same objective as the Initial Test Well. If the Parties elect to drill a substitute well, then the consideration to be paid in accordance with
Article 4.1 hereof shall be carried over to the substitute well, but the limitation provided in Article 4.2 shall remain in effect.

Participation Agreement dated March 28, 2005
Between GOM Shelf LLC and Ridgewood Energy Corporation
Page 8

                                    ARTICLE 7
                         Representations and Warranties

7.1 Ridgewood makes the following representations and warranties to GOM as of the Effective Date:

     A. There are no material claims, demands, actions, suits, governmental inquiries, or proceedings pending, or to Ridgewood's knowledge, threatened, against Ridgewood which would have an adverse effect upon the consummation of the transactions contemplated by this Agreement.

     B. Ridgewood has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to fulfill all of its obligations under this Agreement.

     C. Each Party represents and warrants that it is duly qualified with the MMS to do business in the Outer Continental Shelf.

     D. Ridgewood has the technical capability, personnel and resources to fulfill its obligations under this Agreement.

7.2 The Parties make the following representations and warranties to each other as of the Effective Date:

     A. Such Party is duly organized and validly existing under the laws of the state where it is organized;

     B. Such Party has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby; and

     C. This Agreement has been duly executed and delivered by each Party and constitutes a legal, valid and binding obligation of each Party, enforceable against each Party in accordance with its terms.

7.3 GOM MAKES NO REPRESENTATION OR WARRANTIES, EXPRESS OR IMPLIED, AS TO THE QUALITY, ACCURACY AND COMPLETENESS OF THE INFORMATION INCLUDED IN A PROSPECT PRESENTATION OR ANY OTHER EVALUATION DATA FURNISHED BY GOM TO RIDGEWOOD PURSUANT TO THIS AGREEMENT AND RIDGEWOOD EXPRESSLY ACKNOWLEDGES THE INHERENT RISK OF ERROR IN THE ACQUISITION, PROCESSING AND INTERPRETATION OF GEOLOGICAL AND GEOPHYSICAL DATA. GOM, ITS AFFILIATED COMPANIES, THEIR

Participation Agreement dated March 28, 2005
Between GOM She4'LLC and Ridgewood Energy Corporation
Page 9

     OFFICERS, DIRECTORS AND EMPLOYEES SHALL HAVE NO LIABILITY WHATSOEVER WITH RESPECT TO THE USE OF OR RELIANCE UPON THE EVALUATION DATA BY RIDGEWOOD OR ITS REPRESENTATIVE.


                                    ARTICLE 8
                                 Confidentiality

The Evaluation Data covering the Prospect Area will be subject to the terms and provisions of the Confidentiality Agreement dated January 12, 2005, signed in accordance with the Initiative.


                                    ARTICLE 9
                                  Governing Law

The substantive law of the State of Texas, exclusive of any conflicts of laws principles that could require the application of any other law, shall govern this Agreement for all purposes, including the resolution of disputes between or among Parties.


                                   ARTICLE 10
                                     Notices

Notice by one (1) Party to another under this Agreement shall be in writing and shall be delivered by hand, registered mail, overnight mail, or sent by facsimile to the respective Party at the address or facsimile number shown below, or such other address or facsimile number as a Party may designate by notice to the other Party, and shall be deemed to be delivered only when received by the Party to whom such notice is directed:

 GOM Shelf LLC                                  RIDGEWOOD ENERGY
 2000 Post Oak Boulevard, Suite 100             11700 Old Katy Rd., Suite 280
 Houston, Texas 77056-4400                      Houston, Texas 77079
 ATTN: Land Manager-Gulf Coast Region           ATTN: Mr. W. Greg Tabor
 Facsimile:      713-296-7024                   Facsimile:      281-293-7705


                                   ARTICLE 11
                              Public Announcements

Except as required by applicable law, rule or stock exchange regulation or a third party agreement as referenced above, neither Party nor their Affiliates will make any public comment, statement, or communication with respect to the existence of this Agreement or any ongoing negotiations between the Parties without the prior consent of the other Party. If a Party is

Participation Agreement dated March 28, 2005
Between GOM Shelf LLC and Ridgewood Energy Corporation
Page 10

required by law, rule or stock exchange requirement to make any such disclosure, it will provide advance written notice to the other Party specifying the content of the proposed disclosure, the reasons that such disclosure is required, and the time and place that the disclosure will be made and shall limit any disclosure only to such information which the disclosing Party reasonable believes upon advice of counsel, is required to be disclosed. Notwithstanding anything to the contrary above, Ridgewood or its designated subsidiary, will not be restricted or precluded from providing certain non-confidential information about the program or a Prospect(s) in any marketing brochure, drilling fund prospectus or related company website.


                                   ARTICLE 12
                                  Force Majeure

  If a Party is unable, wholly or in part by Force Majeure, to carry out its obligations under this Agreement, other than the obligation to make money payments, that Party shall give the other Party prompt written notice of the Force Majeure with full particulars about it. Thereupon, the obligations of the Party giving the notice, so far as they are affected by the Force Majeure, shall be suspended during, but no longer than, the continuance of the Force Majeure.


                                   ARTICLE 13
                           Internal Revenue Provision

It is not the purpose or intention of this Agreement to create any partnership, mining partnership or association, and neither- this Agreement nor the operations hereunder shall be construed as creating any such legal relationship; however, for income tax purposes only, the Parties agree that this Agreement shall be governed in accordance with the "Provisions Concerning Taxation" attached as Exhibit "G" to the Operating Agreement.


                                   ARTICLE 14
                                      Term

This Agreement shall remain in effect for so long as the Lease or any portion thereof covering the Prospect Area remains in effect or the Operating Agreement as to the Prospect Area remains in effect, whichever is later; provided, however, that the obligations under the Confidentiality Agreement shall survive termination of this Agreement.

Participation Agreement dated March 28, 2005
Between GOM Shelf LLC and Ridgewood Energy Corporation
Page 11


                                   ARTICLE 15
                               General Provisions

15.1 This Agreement, together with all of its exhibits, is intended by the Parties to be a complete and final statement of the agreement of the Parties with respect to the subject matter hereof, and supersedes any prior oral or written statements or agreements.

15.2 Subject to all matters hereof, this Agreement shall be binding upon the Parties hereto and their respective successors and assigns.

15.3 Any capitalized term used in this Agreement and not specifically defined in this Agreement shall have the same meaning as in the Initiative.

15.4 In the event of any conflict between the provisions of the main body of this Agreement and any of its exhibits, the provisions of the main body of the Agreement shall prevail. In the event of any conflict between the provisions of this Agreement and the Initiative or the Operating Agreement, the provisions of this Agreement shall prevail, but only to the extent of such conflict.

15.5 Failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the Party to whom such compliance is owed. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

15.6 None of the rights or liabilities derived from this Agreement is assignable by either Party except with the prior written consent of the other Party, such consent not to be unreasonably withheld, except with respect to assignments to an Affiliate.

15.7 This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective permitted successors and assigns. This Agreement shall be a covenant running with the land and shall bind any assignee of a Party's right, title or interest in this Agreement.

15.8 The captions in this Agreement are for convenience only and shall not be considered part of or affect the construction or interpretation of any provision of this Agreement.

15.9     References herein to the singular include the plural, and vice versa.

15.10 The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, nor shall this Agreement be deemed or construed to create, a mining or other partnership, joint



Participation Agreement dated March 28, 2005
Between GOM Shelf LLC and Ridgewood Energy Corporation
Page 12

venture or association or a trust. This Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries except as expressly provided in this Agreement.

15.11 Each provision of this Agreement shall be construed as though all Parties participated equally in the drafting of the same. Consequently, the Parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting Party shall not be applicable to this Agreement.

15.12 If and for so long as any provision of this Agreement shall be deemed to be judged invalid for any reason whatsoever, such invalidity shall not affect the validity or operation of any other provision of this Agreement except only so far as shall be necessary to give effect to the construction of such invalidity, and any such invalid provision shall be deemed severed from this Agreement without affecting the validity of the balance of this Agreement.

15.13 There shall be no modification of this Agreement except by written consent of all Parties.


IN WITNESS WHEREOF, the Parties entered into this Agreement as of the Effective Date.

GOM SHELF LLC                                       RIDGEWOOD ENERGY CORPORATION
BY APACHE CORPORATION AS
MANAGING MEMBER

 BY: /s/ C.R. Harden                      BY: /s/ W. Greg Tabor
 -------------------                       -----------------
     C.R. Harden                              W. Greg Tabor
     Attorney in Fact                         Executive Vice President

Participation Agreement dated March 28, 2005
Between GOM Shelf LLC and Ridgewood Energy Corporation
Page 13



                                   EXHIBIT "A"
    Attached to and made a part of that certain Participation Agreement dated
        March 28, 2005, by and between GOM Shelf LLC and Ridgewood Energy
                                   Corporation


                          DESCRIPTION OF PROSPECT AREA



OCS-G 00839 covering all of Block 94, West Delta Area, OCS Leasing Map, Louisiana Map No. 8, containing 5,000 acres, more or less, limited as to depths above 20,000 feet subsea; insofar and only insofar as said Lease covers the S/2N/2, S/2N/2N/2 and N/2N/2S/2 and further described as being included within the area outlined in red on the plat attached hereto as Exhibit "A-I" to that certain Participation Agreement dated March 28, 2005 by and between GOM Shelf LLC and Ridgewood Energy Corporation, containing approximately 1431.6774 acres, more or less;

OCS-G 01497 covering all of Block 95, West Delta Area, OCS Leasing Map, Louisiana Map No. 8, containing 5,000 acres, more or less, limited as to depths above 20,000 feet subsea; insofar and only insofar as said Lease covers the S/2NE/4NE/4, S/2NE/4, SE/4NW/4, S/2SW/4NW/4, NE/4SW/4NW/4, N/2S/2 and N/2S/2S/2
and further described as being included within the area outlined in red on the plat attached hereto as Exhibit "A-I" to that certain Participation Agreement dated March 28, 2005 by and between GOM Shelf LLC and Ridgewood Energy Corporation, containing approximately 3203.0770 acres, more or less;

OCS-G 01498 covering all of Block 96, West Delta Area, OCS Leasing Map, Louisiana Map No. 8, containing 3,665.07 acres, more or less, limited as to depths above 20,000 feet subsea; insofar and only insofar as said Lease covers the S/2S/2NE/4, N/2SE/4, NE/SW/4, SE/4NW/4SW/4 and NI2S/2S/2 and further described as being included within the area outlined in red on the plat attached hereto as Exhibit "A-I" to that certain Participation Agreement dated March 28, 2005 by and between GOM Shelf LLC and Ridgewood Energy Corporation, containing approximately 2499.6584 acres, more or less.

                                  EXHIBIT "B"
            Attached to and made a part of that certain Participation Agreement dated March 28, 2005, By and between GOM Shelf
                      LLC and Ridgewood Energy Corporation


              [LOGO]



                                                                                    SAP NO: D&C X2-000NP, FAC Z1-00202

                                          BP AMERICA PRODUCTION CO.
                                          AUTHORIZATION FOR EXPENDITURE


DATE PREPARED:         2/7/2005           FINANCIAL MEMO NO:
OPERATOR:                                 AFE NO:                                   Little "e" Drilling ----
LEASE/UNIT/FACILITY:                      SURFACE LOCATION:     X-2481386 Y:92725
LEASE FLAC IDENTIFIER: 678261-00          BOTTOM HOLE LOC:      X-2481386 Y:90916
WELL NAME/NUMBER:      WD 95 #5 Drill     PROPOSED TOTAL DEPTH: 18350'MD            OIL WELL (Exploratory)
OPERATION CENTER:                         COUNTRY/STATE:
BP WORKING INTEREST:                      OPERATING FIELD:      GI 43 Field         SINGLE COMPLETION
JOA NUMBER:            VR-2519            HORIZON:              PD Sand
                                          (formation/prospect)
                                          ANTICIPATED START:    Jun-05


PROJECT DESCRIPTION/COMMENTS TO PARTNERS:
The Saltamontes Prolundo prospect is located in West Delta 95 block and is planned at an open-water location to be drilled to a PTD of 17,800' SSTVD. The prospect consists of a three way structural closure against a down-to-the-basin expansion fault and targets Upper Miocene sands found in the Grand Isle 47 Grasshopper discovery. This AFE requests funds to drill, evaluate and P&A if necessary. Funds are also requested to perform facilities engineering design work on the tripod requirements for the success case. This design work will improve the project schedule by 3-4 months. At the time logging and testing indicate an economic well, additional CAPEX will be requested of approximately 17MM$ for mud-line suspension and completion, and 10MM$ for facilities.


   EXPENSE/CAPITAL/PXA                                                                     ESTIMATED COST
T-Tangible  I-Intangible               DESCRIPTION                              GROSS PRODUCER       GROSS DRY HOLE
------------------------               -----------                              --------------       --------------
Capital-I              Shallow Hazard Survey and analysis                         $275,000.00           $275,000.00

Capital-I              Mobilization                                               $600,000.00           $600,000.00

Capital-I              Drilling and Evaluation***                              $15,955,000.00        $15,955,000.00

Capital-T              Drilling and Evaluation                                  $2,770,000.00         $2,770,000.00

Capital-I              Plug and Abandonment                                             $0.00           $450,000.00

Capital-I              De-mobilization                                            $180,000.00           $180,000.00

Capital-I              Facility Design Engineering                                $900,000.00           $900,000.00

Capital-I              Soil Boring                                                $100,000.00           $100,000.00


                       Please note the GOM ShelfLLC elects to maintain its own insurance, therefore, do not charge for insurance.

                       ***Includes drilling($14,070,000), required drilling specialists ($850,000), logging/testing ($910,000) and geo-chemical sampling/analysis ($125,000).

                       TOTAL PROJECT COST:                                     $20,780,000.00        $21,230,000.00


PROJECT CONTACTS:      NAME               TITLE                                 PHONE NUMBER
                       ----               -----                                 ------------
                       Charlie Matcek                                           281-366-2881
                       Chuck Ware                                               281-366-0528
APPROVED BY:                         DATE:

--------------------------------------------------------------------------------------------------------------------------------

                                          APPROVAL:     YES[X]   NO [_]

NOTICE TO NONOPERATOR: Costs shown on this form are estimates only. Nonoperators should not consider these estimates as establishing any limit on the monies which will be required to perform the proposed operation. Overhead will be charged in accor COMPANY NAME/NONOPERATOR: GOM Shelf LLC by Apache Corp. as Managing Member with the Joint Operating Agreement.

                       BY: J.A. Jeppesen   Date: 3/1/05
                           -------------         ------
                           Sr. Vice President, Gulf Coast Region

                       BY: /s/ J.A. Jeppesen
                           -----------------